Exhibit 99.1

ongevity Biomedical Longer, Healthier Lives August 2023

Disclaimer

Basis of Presentation

This presentation (together with oral statements made in connection herewith, this "Presentation") is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to an investment in connection with a potential business combination and related transactions (the "Business Combination") between Longevity Biomedical, Inc. (the "Company") and Denali Capital Acquisition Corp. (the "SPAC") and for no other purpose. By accepting, reviewing, or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below.

No Representations and Warranties

The information contained herein does not purport to be all-inclusive and neither the Company nor the SPAC or any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. This information is not intended as the basis of any investment decision and may not contain all of the information that a recipient may desire, and each recipient should perform its own independent investigation and analysis with respect to any investment decision. None of the Company, the SPAC or any other person are providing you with any legal, business, accounting and/or tax or other advice, and you should seek independent third party legal, regulatory, accounting and/or tax advice concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying solely upon the information contained herein to make any investment decision. The recipient shall not rely upon any statement, representation or warranty made by any other person, firm or corporation in making its investment decision in connection with the Business Combination. SPAC and Company assume no obligation to update the information in this Presentation. Each recipient also acknowledges and agrees that the information contained in this Presentation (i) is preliminary in nature and is subject to change, and any such changes may be material, (ii) should not be assumed to be complete or to constitute all the information necessary to adequately make an informed decision regarding a potential investment in the Company, and (iii) should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of this Presentation. To the fullest extent permitted by law, in no circumstances will the SPAC or Company or any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the proposed Business Combination, the Company or the SPAC. The general explanations included in this presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs.

The information contained in this Presentation has been prepared or obtained by the Company and the SPAC from their books and records and other sources that the Company and the SPAC believe to be reasonably accurate and reliable. Neither the SPAC nor Company has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data's accuracy or completeness. However, such information necessarily incorporates significant assumptions and estimates including, but not limited to, projections and other statements that involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company or the industry in which it operates to differ materially from any future results, performance or achievements implied by such statements.

There can be no assurance that (i) the Company has correctly identified or assessed all of the factors affecting its business or the extent of their likely impact, (ii) the publicly available information on which the Company's analysis is based is complete or accurate, (iii) the Company's analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. The reader of this Presentation should not rely only on this Presentation and should take care to evaluate the Company's business and prospects based on its own assessment of the risks and opportunities facing the Company and on such information from other sources that the reader deems to be accurate and reliable.

Unless otherwise indicated, the information contained herein is believed to be accurate as of the date on the front cover and no representation or warranty is made as to its accuracy except to the extent contained in definitive documentation. This Presentation contains certain performance and statistical information. Past performance does not guarantee future results. There can be no assurance that the Company will achieve comparable results or will be able to avoid losses.

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Disclaimer (contd.) 3 No Offer or Solicitation This Presentation shall not constitute a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as a men ded. This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or sell any securities, investment or other specific product, or a solicitation of any vote, consent or approval in any jurisdiction in connection with the Business Combination or any related transaction, nor sha ll there be any sale, issuance or transfer of any securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualificatio n u nder the securities laws of any such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORI TY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE POTENTIAL BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HE REI N. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PROSPECTIVE INVESTORS MUST RELY SOLELY ON THEIR OWN EXAMINATION OF A POTENTIAL INVESTMENT IN THE COMPANY OR THE SPAC AND THE TER MS OF THE DEFINITIVE DOCUMENTATION, INCLUDING THE MERITS AND RISKS INVOLVED, AND NOT ON ANY INFORMATION OR REPRESENTATION MADE OR ALLEGED TO HAVE BEE N MADE HEREIN OR OTHERWISE. Cautionary Note Regarding Forward - Looking Statements This Presentation contains “forward - looking” statements within the meaning of the Private Securities Litigation Reform Act of 19 95. Forward - looking statements herein generally relate, but are not limited to, future events or the future financial or operating performance of the Company, the SPAC or the combined company expected to result f rom the Business Combination (the “Combined Company”). For example, information concerning projections of future financial performance of the Company or the Combined Company, the Combined Company’s busines s s trategies, future operations, future financial position, future revenue, projected costs, liquidity, prospects, plans, objectives of management and expected market growth are forward - looking statements. These s tatements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poten tia l,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statem ent is not forward - looking. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditio ns, expected future developments and other factors it believes are appropriate in these circumstances. As you read and consider this Presentation, you should understand that these statements, including the estimat es, forecasts and assumptions contained herein, are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Combined Company’s actual financial re sults and could cause actual results to differ materially from those expressed in the forward - looking statements. These forward - looking statements are subject to a number of risks and uncertainties, as set forth in the slide entitled “Summary of Risk Factors” in the appendix to this Presentation, those set forth in the section entitled “Cautionary Statement Regarding Forward - Looking Statements” and “Risk Factors” in the Registra tion Statement on Form S - 4 filed by Denali SPAC Holdco, Inc. (the “Holdco”) with the United States Securities and Exchange Commission (the “SEC) on July 13, 2023 (the “Registration Statement”), in the section e nti tled “Risk Factors” and “Special Note Regarding Forward - Looking Statements” in SPAC’s Annual Report on Form 10 - K for the year ended December 31, 2022 and Quarterly Report on Form 10 - Q for the quarter ended M arch 31, 2023, respectively, and in those documents that SPAC has filed, or will file, with the SEC. These risks and uncertainties include, without limitation, risks related to the Company’s strategies an d its ability to develop and monetize the businesses and technologies that it plans to acquire; the ability to complete the proposed Business Combination due to the failure to obtain approval from the SPAC’s shareholders or satisfy the other closing conditions in the definitive merger agreement between the SPAC and the Company; the amount of any redemptions by the SPAC’s shareholders; the ability to recognize the anticipated bene fit s of the Business Combination, and other risks and uncertainties included in the “Summary of Risk Factors” included as an appendix to this Presentation and as may be included in the SPAC’s other filings wit h t he SEC; and the other factors disclosed in this Presentation. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forw ard - looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither the SPAC nor Company presently know or that SPAC and Company currently believe are immateria l t hat could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward looking statements reflect SPAC’s and Company’s expectations, plans or forecasts of fut ure events and views as of the date of this Presentation. SPAC and Company anticipate that subsequent events and developments will cause SPAC’s and Company’s assessments to change. However, while SPAC and Compan y m ay elect to update these forward - looking statements at some point in the future, SPAC and Company specifically disclaim any obligation to do so. These forward - looking statements should not be relied up on as representing SPAC’s and Company’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. All forw ard - looking statements attributable to the Company, the SPAC or persons acting on behalf of either the Company or the SPAC are expressly qualified in their entirety by the foregoing cautionary statements .

Disclaimer (contd.) 4 Use of Projections This Presentation contains projected financial information with respect to the Company, namely the information regarding the Deal Structure and Illustrative Sources & Uses on page 6 of this Presentation . Such projected financial information constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The projections, estimates and targets in this Presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond SPAC’s and the Company’s control . See “Cautionary Note Regarding Forward - Looking Statements” above . The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, regulatory, research and development, competitive, technological and economic factors and other risks and uncertainties as described in the “Summary of Risk Factors” that could cause actual results to differ materially from those contained in such projections, estimates and targets . The inclusion of projections, estimates and targets in this Presentation should not be regarded as an indication that SPAC and the Company, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . Neither the independent auditors of SPAC nor the independent registered public accounting firm of the Company has audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . Important Information for Investors and Stockholders The Business Combination will be submitted to shareholders of the SPAC for their consideration and approval at a special meeting of shareholders . The SPAC, Holdco and the Company have filed the Registration Statement with the SEC on July 13 , 2023 , which includes preliminary and definitive proxy statements to be distributed to the SPAC’s shareholders in connection with the SPAC’s solicitation for proxies for the vote by the SPAC’s shareholders in connection with the Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to the Company’s shareholders in connection with the completion of the Business Combination . After the Registration Statement has been declared effective, the SPAC will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Business Combination . The SPAC’s shareholders and other interested persons are advised to read the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with the SPAC’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about the SPAC, the Company and the Business Combination . Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by the SPAC, without charge, at the SEC’s website located at www . sec . gov . or by directing a request to Denali Capital Acquisition Corp . , 437 Madison Avenue, 27 th Floor, New York, New York 10022 . The SPAC and the Company and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of the SPAC’s shareholders in connection with the Business Combination . Investors and security holders may obtain more detailed information regarding the SPAC’s directors and executive officers in the SPAC’s filings with the SEC . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the SPAC’s shareholders in connection with the Business Combination, including a description of their direct and indirect interests, which may, in some cases, be different than those of the SPAC’s shareholders generally, will be set forth in the Registration Statement . Shareholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions . This Presentation is not a substitute for the Registration Statement or for any other document that the SPAC may file with the SEC in connection with the Business Combination . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Investors and security holders may obtain free copies of other documents filed with the SEC by the SPAC through the website maintained by the SEC at http : //www . sec . gov . Changes and Additional Information in Connection with SEC Filings The information in this Presentation has not been reviewed by the SEC and certain information, such as financial measures referenced herein, may not comply in certain respects with SEC rules . As a result, the information in the Registration Statement may differ from this Presentation to comply with SEC rules . The Registration Statement includes substantial additional information about the Company and SPAC not contained in this Presentation . The information in the Registration Statement, as updated, supersedes the information presented in this Presentation to the extent of any conflicts between the two .

Denali Capital Acquisition Corp. 5 Purpose ▪ Denali Acquisition Corp. (“DECA”) is a Nasdaq - listed special purpose acquisition company (“SPAC”) that completed a $82.5M IPO on April 7, 2022. Competitive Advantages ▪ Experienced management and board with deep network of relationships, unique industry experience and strong deal sourcing capabilities. Focus – Key Industry Characteristics ▪ Compelling long - term growth ▪ Attractive competitive dynamics ▪ Consolidation opportunities ▪ Low risk of technological obsolescence Lei Huang Chief Executive Officer Patrick Sun Chief Financial Officer ▪ Serves as Chief Executive Officer of US Tiger Securities, Inc . and former Board Member of UP Fintech Holding Limited (Nasdaq: TIGR) ▪ Former Chief Executive Officer at Haitong Securities USA LLC, Chief Compliance Officer, and Operation Manager at CICC US Securities, Inc. from 2010 to 2018 ▪ Former Compliance Officer at Morgan Stanley, Lehman Brothers, and Barclays ▪ Serves as Chief Financial Officer at Lake Crystal Energy LLC, an oil and gas company, since 2020 ▪ Former Vice President and E&P Analyst at Seaport Global Group LLC, a full - service investment bank from 2014 to 2019 ▪ Former Vice President of the Pacific Securities Co., Ltd, a Chinese investment bank and brokerage firm from 2008 to 2012 Ideal target

Transaction Overview

Deal Structure

SPAC Merger

- Longevity and Denali Capital Acquisition Corp ("DECA") have negotiated a definitive business combination agreement for a SPAC merger
- Longevity will acquire Aegeria Soft Tissue LLC, Cerevast Medical, Inc and Novokera LLC pursuant to contribution and exchange agreements immediately prior to the closing of the business combination with DECA
- Longevity pre-money valuation of $128M
- 100% rollover from Longevity existing shareholders
- Targeting transaction closing in 2023

Transaction Value

- $252.4M in aggregate estimated proceeds from DECA's trust account[1], Longevity equity rollover cash in operating bank accounts and anticipated equity financing[2]
- Targeted equity financing of $37.1M[2]

Use of Proceeds

- Phase 3 study for Aureva™ Pulse in Ischemic Stroke
- Complete Phase 2 and initiate Phase 3 study for AAT101 for Soft Tissue Construction
- Phase 2 study for Reflow RVO® for Retinal Vein Occlusion
- Complete preclinical/formulation study for BIO-Cornea for Cornea Transplant

Illustrative Sources & Uses

Sources ($M)	
Cash in Trust[1]	$86.3
Longevity Equity Rollover	$128.0
Proposed Equity Financing[2]	$37.1
Cash in Denali & Longevity Operating Bank Accounts[3]	$1.0
Total Sources	**$252.4**

Uses ($M)	
Longevity Equity Rollover	$128.0
Cash to Balance Sheet	$116.3
Transaction Expense[4]	$8.1
Total Uses	**$252.4**

Illustrative Pro Forma Ownership[5]



42.1%
30.9%
9.1%
0.5%
17.4%
Longevity Shareholders
DECA Public Shareholders
DECA Sponsor
DECA Directors
PIPE Investors

(1) Assumes 0% redemptions by DECA public shareholders; as of March 31, 2023, approximately $86.3M remains outstanding in the trust account.
(2) Target equity financing of $37.1M.
(3) As of March 31, 2023.
(4) Estimate; includes deferred IPO underwriters' fee payable upon consummation of the business combination, professional services fees including legal, accounting and audit, IR/PR fees, Fairness Opinion fees and D&O insurance tail-end coverage premium (but subject to change).
(5) Of common stock, excluding diluted shares (warrant and any potential new awards under any combined company new equity incentive plan).

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Longevity Biomedical Our Plan : To build a fully - integrated biopharmaceutical company focused on the advancement of new technologies across therapeutics, monitoring, and digital health that address diseases associated with aging. Our Mission To become the leading developer and acquirer of medical products to help people live longer, healthier lives. Our Strategy : To leverage our team’s deep knowledge in the life science sector to: x Advance our current product candidates towards key commercial milestones x Continuously seek new complementary technologies to add to our platform of longevity products

8 Business Segments Bio - Cornea is a Biosynthetic Cornea Transplant that has been developed to address the severe shortage of donor corneas to patients experiencing Corneal blindness. This technology enables transplants using material that closely resembles the human cornea and has the potential to be manufactured at scale. Bio - Cornea Reflow RVO is a therapy designed to treat the root cause of Retinal Vein Occlusion (“RVO”). The therapy combines intravenous administration of microspheres with non - invasive therapeutic ultrasound delivered across the closed inferior eyelid. The Aureva TM Pulse is a therapeutic ultrasound device that is designed to treat patients with ischemic stroke. It is used in combination with tPA during the acute phase of ischemic stroke to break - up blood clots and restore blood flows to the ischemic (oxygen deprived) regions of the brain. Aegeria is a clinical - stage regenerative medicine company whose primary asset is an exclusive worldwide license from Johns Hopkins University (“JHU”) for a biomatrix technology designed for soft tissue reconstruction. Aegeria is currently focused on using this technology in the treatment of soft tissue aesthetic and lumpectomy defects.

9 Why Focus on Diseases Associated with Aging? The Global Population is Growing Older The demand for products that treat age - related diseases is expected to increase dramatically 901 Million 12.3% 1.4 Billion 16.5% 2.1 Billion 21.5% 2015 2030 2050 Number and Proportion of People > 60 Years of Age Globally 1 Aging affects everyone…. In 2015 , 1 in 8 people worldwide was >60 years of age By 2030 , 1 in 6 people worldwide will be >60 years of age By 2050 , 1 in 5 people worldwide will be >60 years of age By the middle of the 21 st century, the number of people over the age of 60 years of age is expected to be > 2 billion globally 1

10 Forecasted Market Growth 50 10 20 30 40 $25.1B $44.2B 2020 2030 Global Outlook for Products that Treat Age - Related Conditions (In $billions) T he global longevity therapy market is expected to grow from $25.1 billion in 2020 to $44.2 billion by 2030 2

Advanced solutions across well - defined areas of chronic age - related conditions • Ophthalmology • Soft - Tissue Repair • Cardiovascular Disease 11 Key elements of success assembled to advance technology assets and build shareholder value Longevity Biomedical is Uniquely Positioned to Capitalize on Diseases of Aging Complementary technologies • Regenerative therapeutics • Restore tissue form & function • Increase health span Experienced management team • Technology founders • Deep therapeutic knowledge • Product domain experts 1 2 3

12 Ophthalmic Therapeutic Solutions • LBI - 002: Corneal Blindness • LBI - 001: Retinal Vein Occlusion

Corneal Blindness Overview

Causes of Cornea Damage:

- Age
- Infection and inflammatory diseases
- Eye injuries or complications from cataract surgeries
- Genetics

Healthy Eye



Corneal Blindness



Current Limitations	Unmet Need
Reliant on the supply of **human donor** tissue, which is in short supply and of uncertain quality	70% of globally diagnosed market untreated[3]
Patients require lifelong immunosuppression to combat transplant rejection[4,5]	Immunosuppressive regimes are onerous and costly, and negatively impact patients' quality of life
Rejection rates are high even with immunosuppressive regimes[4,5]	

Initial Transplant	Repeated Transplants	Multiple Graft Failures
Rejection in up to 34% of cases[5]	Graft failure rate for retransplants ~3x greater within 2 years[5]	No viable medical recourse

High need for transplant alternative that addresses supply limitations and need for long-term immunosuppressive therapy

LONGEVITY BIOMEDICAL

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Our Solution: 14 STEP 1 STEP 2 STEP 3 STEP 4 Arrow shows opaque, damaged cornea Damaged areas of cornea removed Bio - Cornea is transplanted The Bio - Cornea is sutured into place Bio - Cornea Pre - Transplant Post - Transplant Eliminates supply constraints of human donor tissue without need for immunosuppressive therapy

Product Features & Benefits • Derived from collagen • Optical properties of human tissue • Nerve regeneration and epithelial growth • Can be laser sculpted and refracted 15 High Visual Accuity Rejection Risk Availability Cell/Nerve Regeneration Laser Correctable Human Porcine Prosthetic Bio - Cornea +++ ++ + +++ No Immunosuppression needed - + +++ +++ + ++ +++ +++ + - - +++ For best optics - - - +++ Product Features Competitive Advantages Bio - Cornea offers significant competitive advantages over existing treatment options Bio - Cornea

Supporting Data 16 • 16 patients treated (4 - year follow - up) • No rejection (vs. up to 30% in human donor transplants) • All patients were legally blind before, and mean corrected visual acuity after the procedure was 20/54 • Nerve and stromal cells approximate healthy human corneas • Evidence of safety as an alternative to human donor organ transplantation Clinical Validation Implant Stable at 4 Years Bio - Cornea OCT images at 12, 24, 36 and 48 months post - op In vivo confocal microscopy at 48 months post - op Regenerated epithelium remains stratified with proper density and morphology Cell - free implants populated by stromal cells Evidence of Regenerative Properties at 4 years Regenerated nerves integrated into the implant material

• Estimated global corneal transplant market: 12.9 million patients 3 Corneal Transplant Procedures Per Year » US: ~59,000 cases 6 » Europe: ~57,000 cases 7 » China: ~11,000 cases (3 million awaiting transplant) 8 • Market size projected to increase at a rate of 3.5% per year due to aging population 6 • > $500 million annual global market opportunity (US, Europe and China only) 9 Target Market 17 Growing market with limited capacity to address current market need Trends by Region Bio - Cornea

Retinal Vein Occlusion (RVO) Overview • Second most common retinal vascular disease and a significant cause of blindness worldwide 10,11 • Current treatment option is anti - VEGF o Limited therapeutic effect addressing only angiogenesis and associated edema 10,11 Medical Need RVO Facts 18 Causes • “Stroke of the eye” o Vessel occlusion that slows or stops proper venous drainage from the retinal tissue • Progressive vision loss leading to complete blindness if untreated • Age • Diabetes, high blood pressure, obesity, genetics Intra - vitreal injection of anti - VEGF

Ocular Ultrasound Device Perflutren Lipid Microspheres Therapeutic ultrasound plus microspheres for the treatment of retinal vein occlusion Our Solution 19

Product Features & Benefits

Reflow RVO

Lipid Microspheres


Lipid shell
Gas core
Octafluoropropane
DPPA
DPPC
DPPE

- **1.1-3.3 µm In Diameter:** Small size enables microspheres to pass through occlusion
- **Acoustically Active:** Ultrasound pressure fluctuations induce microsphere cavitation to disrupt retinal vein occlusion

Ocular Ultrasound Device



- Dual imaging and therapeutic functionality
- Touchscreen controls/display
- Proprietary ultra-high bandwidth ocular probe

Mechanism of Action

1. Retinal Vein Occlusion
2. Intravenous Microsphere Introduction
3. Ultrasound-Induced Microsphere Cavitation
4. Restoration of Blood Flow



Microsphere at Rest

Microsphere Cavitation in the Presence of Ultrasound


3 µm

1. **At Rest**
   - Microspheres stable in circulation
   - Small size facilitates clot penetration
2. **Expansion & Contraction Cycle**
   - Acoustic pressure fluctuations induce microspheres to expand & contract (cavitation)
3. **Fragmentation & Dispersion**
   - Microspheres breakdown in circulation: gas exhaled via respiration and lipids metabolized by liver

Cavitational energy enables safe, non-invasive recanalization of vessel occlusions

LONGEVITY BIOMEDICAL

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Supporting Data 21 Pre - Clinical Tx Group Immediate Reperfusion (30 - 45 min) Late Reperfusion (48 hrs) Ultrasound + microspheres (n=16) 50% 93% Ultrasound + Saline (n=6) 0% 33% Control (n=6) 0% 0% 0 20 40 60 80 Total 6 - month Baseline ETDRS Letter Score Rabbit Model (n=28) Fluorescein Angiography Pre - Treatment Post - Treatment Laser - induced photothrombosis to establish complete RVO Complete reperfusion Clinical 0 100 200 300 400 500 Total OCT (Microns) 6 - month Baseline 0 5 10 15 20 Total IOP (mm Hg) 6 - month Baseline Best Corrected Visual Acuity (BCVA) Retinal Edema Intraocular Pressure + 10.8 Letters - 68.4 Microns - 3.0 mm Hg First - In - Man Safety Study (n=8) – Retinal vein occlusion diagnosed within previous 24 months – Active treatment only (ultrasound + microspheres) – Single treatment, 6 month study duration

• Estimated global market size in 2023: 28.0 million cases 12 New Cases Per Year (patients over 40 years of age) » US: ~215,000 cases 13 » Europe: ~590,000 cases 14 » China: ~1.35 million cases 13 • Market size projected to increase at a rate of 8.8% per year due to aging population 15 • > $1 billion annual global market opportunity 9 Target Market 22 Significant disease burden with zero treatments addressing root - cause Prevalence & Treatment Options >28+ Million Patients Worldwide 12 0 Treatments Addressing Root - Cause 2 nd Leading Cause of Retinal Blindness 10,11

Soft Tissue Repair 23 • LBI - 101: Soft Tissue Reconstruction

Soft Tissue Repair Overview 24 Current Approaches to Soft Tissue Reconstruction Dermal Fillers • Injection of natural and/or synthetic materials • Typically used in smaller aesthetic applications Limitations • Not a permanent solution • Often results in foreign body response • Not a solution for larger defects Application Autologous Fat Grafting • Use of body’s own fat tissue for repairing defects • Typically used in larger reconstructive applications • Excess fat tissue not always available in all patients • Often variable results • Requires a harvest surgery Medical need for permanent solution without need for fat grafting

Tissue replacement solution for treatment of soft tissue defects, reconstructive surgery and aesthetics that avoids barriers of autologous fat grafting Our Solution 25 Lipid Removal Physical Processing Chemical Processing Sterilize Fat Tissue Extracellular Matrix Injectable, Off - the - Shelf Fat Substitute Permanent soft tissue replacement that mimics native fat & promotes new tissue growth Tissue Processing

• An off - the - shelf substitute for autologous fat grafting • Adipose matrix that mimics autologous fat with clinically validated regenerative immunomodulatory properties • Clinically exhibits regenerative properties leading to permanent tissue replacement • Ease of injection – similar to synthetic fillers • Terminally sterilized and packaged in ready - to - use syringes • Consistent product quality and handling characteristics • Biocompatible approach reduces risk of foreign body response that occurs with synthetics • Can be processed into multiple forms for different applications (lumpectomy, facial - cranial, etc.) Injectable Biologic for Tissue Reconstruction Product Features & Benefits 26 Product Characteristics

Supporting Data

Pre-Clinical

- Stimulates adipogenesis of stem cells in vitro



- Maintains injection volume and can be combined with cell therapies (rodent)



Volume peristence
Volume ratio
Week

- Stimulates adipose formation in vivo and comparable volume maintenance to fat grafting without cyst formation (rodent)



Fat Grafting
AAT

- Large animal (swine) implants support high volume injections (total 100cc, 20cc increments)



Volume Ratio
3 cc 10 cc 20 cc



33

Clinical



Injection Volume Dose Escalation
Volume
20cc
10cc
4cc
2cc
Phase 1
(n = 7)
Complete
5 Patients
Group 1
5 Patients
Group 2
5 Patients
Group 3
Phase 2 (n=15) Ongoing

- Phase 2: Additional injection allowed up to 40cc total AAT injection volume
- Phase 1: 7 patients received 2cc injection volume and 1 subject received 4cc

Endpoints

1. Image guided biopsy to evaluate safety and new tissue growth



2. Imaging method developed for volume monitoring



3. Physician reported satisfaction
4. Subject reported satisfaction
5. Incidence and rate of adverse events

Results

Phase 1:
Well tolerated, demonstrated cell migration into implant

Phase 2:
Well tolerated through 2nd dose cohort, favorable physician/subject reports, pathology confirms cell migration into implant

LONGEVITY BIOMEDICAL
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Target Markets 28 Therapeutic Area Application Annual Procedures Trauma Burn / Scar 40,000+ 16 Oncology / Plastic and Reconstructive Surgery Lumpectomy / Breast Reconstruction / Radiation Damage 364,753 17 Plastic Surgery/Dermatology Facial rejuvenation (soft tissue fillers only) 1.9M 17 Plastic Surgery Gluteal Augmentation (implants and fat grafting) 61,387 17 Plastic Surgery/Dermatology Fat injection in the face 39,129 17 Large and growing target markets ranging from small to large tissue defects resulting from medical disorders, trauma, surgery and cosmetic procedures Global Breast Implant Market 18 2019 2020 - 2027 2027 $2.76 BN CAGR: 7.2% $3.05 BN Global Dermal Filler Market 19 2022 2021 - 2027 2027 $5.01 BN CAGR: 7.8% $7.3 BN

Cardiovascular 29 • LBI - 201: Ischemic Stroke

Acute Ischemic Stroke Overview 30 • Second leading cause of death worldwide 21 o Global incidence of 13.7 million cases o Over 5.5 million deaths annually o Leading cause of death in people > 60 years of age • Leading cause of long - term disability • 25% lifetime risk for individuals >25 years old 22 • Caused by a blood clot or blockage to one or more arterial vessels in the brain o Red blood cells unable to deliver oxygen to critical regions of the brain • Results in the death of brain cells (neurons) o During each minute of a stroke 20 : - 1.9 million neurons die - 14 billion synapses lost - 7.5 miles of myelinated fibers irreversibly destroyed • Inability to rapidly restore blood - flow results in brain damage and long - term disability Medical Need Cause

Designed for rapid deployment in the emergency room and during ambulance transfer to comprehensive stroke center • Ultrasonic headframe that delivers therapeutic energy to the brain for the treatment of ischemic stroke in combination with clot - dissolving drug therapy - Ultrasound generates a stirring effect (acoustic streaming) at the site of occlusion to break - up the clot and restore blood flow • Addresses current treatment gap for large vessel occlusion stroke patients that present at hospitals without capabilities to perform surgical intervention - Portable design enables treatment to be administered during transport to comprehensive stroke centers • Proprietary transducer technology - Targets ultrasound delivery to confirmed region of vessel occlusion • Safe and easy to use - Non - invasive - Operator independent - No increase in bleeding risk 24,25,26 Our Solution 31

Product Features & Benefits

AUREVA™ PULSE

Mechanism of Action



Arterial blood clot

Fibrin provides structural matrix of blood clot

Ultrasound Vs. No Ultrasound Comparison



Fibrin strands – no ultrasound



Fibrin strands in the presence of 2 MHz ultrasound

Control Box Hardware



Interactive Software


AUREVA 100%
B
9MX
1 Don Headframe
2 Confirm Install
3 Randomize
4 Conduct Therapy
33%
01:20:00

- Applies optimized low frequency pulse sequencing
- Small form factor (5x9x2 in.) enables therapy to be performed during patient transfer
- 4.3” interactive touchscreen interface
  - Guides setup
  - Start & pause therapy
  - Displays therapy progress & region treated

Non-invasive compact control box & intuitive interface supports seamless integration

LONGEVITY BIOMEDICAL

32

Supporting Data 33 Clinical Validation CLOTBUST HF 1 Healthy Volunteers (n=15) Ultrasound Only CLOTBUST HF 2 Stroke Patients (n=20) Single Arm - Ultrasound + tPA CLOTBUST ER 1 Stroke Patients (n=676) Randomized - Ultrasound + tPA vs tPA (Results from recanalization sub - study) Complete Recanalization Symptomatic Intracranial Hemmorhage ( sICH ) ------ 0% 0% 40% 40.0% 2.7% 21.7% 2.3% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% LVO Meta - Analysis 27 : 7 Clinical Studies » 1,102 patients (272 confirmed LVO cases)  138 Treatment (tPA +US)  134 Control (tPA alone) TX CON t. OR [95% CI] Complete Recanalization 40.3% 22.4% 2.37 [1.36, 4.11] p = 0.0015 Safety ( sICH ) 7.3% 3.7% 1.76 [0.59, 5.25] p = 0.1990 All Cause Mortality 14.8% 15.1% 1.00 [0.52, 1.95] p = 0.9093 10 2 0.01 0.5 Favors TX Favors CONT. Nearly 2 - fold improvement in recanalization without additional safety risk

Significant medical need with limited treatment options Global incidence: 13.7 million cases 22 New Cases per Year » U.S: 800,000 cases 22 » Europe: 1.1 million cases 21 » China: 5.5 million cases 21 Stroke incidence is increasing due to aging population and related co - morbidities (high blood pressure, obesity, diabetes) Stroke treatment market is large and growing: » Estimated global cost of stroke is over $721 billion annually 23 » Between 1990 – 2019, there was a 70% increase in the global incidence of stroke 23 Target Market 34

Diversified, Late - Stage Clinical Pipeline Soft Tissue Reconstruction & Repair Ophthalmology Cardiology 35 Indication Technology Regulatory Status Phase 1 Phase 2 Phase 3 Product Candidates Stroke Therapeutic Ultrasound Tissue Repair Injectable Biologic Retinal Disease IV Microspheres + Ultrasound Corneal Blindness Biosynthetic Implant IDE Cleared – Not Enrolling IND Cleared - Ongoing IDE Cleared – Not Enrolling Pre - Clin Stroke: Acute ischemic stroke (large vessel occlusion (LVO)) Tissue Repair: Allogenic Soft tissue repair/reconstruction Retinal Disease: Retinal vein occlusion (RVO) Corneal Blindness: Biosynthetic corneal transplant

Forecasted Development Timeline 36 Advanced stage assets with near term inflection points 2023 2024 2025 2026 Ischemic Stroke 2027 Soft Tissue Repair Corneal Blindness Retinal Vein Occlusion Phase 3 Forecasted Approval Phase 2 Phase 3 Forecasted Approval Formulation/Pre - Clinical Phase 1 Phase 2 Forecasted Approval Phase 3 Phase 2b/3 F/U F/U * Assumes the transaction closes by the end of Q3 2023 * Funding Dependent 2028 Forecasted Approval

Over 70 Granted / Pending Patents ~ Additional patent applications in process Comprehensive IP Estate Providing Strong Barrier to Entry ~ Patent expirations extending beyond 2036 Intellectual Property Cardiovascular 7 Patent Families 32 Issued / Pending patents Soft Tissue Replacement 2 Patent Families 11 Issued / Pending patents Ophthalmology 10 Patent Families 27 Issued / Pending patents 37 * 3 patents in 2 patent families have coverage in both Cardiovascular and Ophthalmology

Management Team

Seasoned management team with track record of developing and commercializing novel technologies[(1)]



Bradford Zakes
President & Chief Executive Officer

- 30+ years of experience across pharma, biotech, medtech
- CEO, Cerevast Medical, Inc.
- CEO, ImaRx Therapeutics, Inc.
- GSK
- ICOS Corporation



Brenda Sparks
Chief Financial Officer

- 20+ years of experience in financial management in public and private companies including:
- Resonant, Inc. (Nasdaq: RESN)
- Cancer Prevention Pharmaceuticals, Inc.
- SynCardia Systems, Inc.
- Myriad RBM, Inc.
- ImaRx Therapeutics, Inc.



Francesco Curra, Ph.D.
Chief Technology Officer

- 20+ years of experience in academia and private sector R&D in ultrasound imaging, high-intensity focused ultrasound ("HIFU"), tissue bioeffects\Developed state-of-the-art 3D models for HIFU therapy



Anthony Lee
Chief Operations Officer

- 26+ years of experience in medical devices
- President, NovoKera, LLC
- President, Eyegenix, LLC
- Head of R&D, Coalescent Surgical, Inc.



Andrew Leo
Chief Quality Officer

- 30+ years of experience in quality and regulatory affairs
- Cerevast Medical, Inc.
- Sonus Pharmaceuticals, Inc. (Nasdaq: SNUS)
- Brigham and Women's Hospital

Successful Exits

- ICOS Corporation acquired by Eli Lilly ($2.3B in 2007)
- AneuRx acquired by Medtronic ($75M in 1999)
- Coelescent Surgical acquired by Medtronic ($60M in 2004)
- Vivant Medical acquired by Valley Labs ($66M in 2005)
- Sonus acquisition of Oncogenix (2008)
- Cartilix Inc. acquired by Biomet ($60M in 2009)

LONGEVITY BIOMEDICAL

(1) Reflects post-combination management team.

38

Board of Directors

Experience Board of Directors with strong background in the life science sector (1)



Yuquan Wang
Chairman
- Founder, Haiyin Capital
- Board Appointments:
  - Soft Robotics, Inc.
  - Wicab, Inc.
  - Cerevast Medical, Inc.
  - Frost & Sullivan, Inc.
  - T4Game Beijing Information Technology Co Ltd.
  - Hanson Robotics Limited



Bradford Zakes
President & Chief Executive Officer
- Cerevast Medical, Inc.
- ImaRx Therapeutics, Inc..
- GSK
- ICOS Corporation



Jack Edwards
- Board Appointments/Strategic Advisory:
  - Retail Lockbox, Inc.
  - MAGTEC
  - COLOR Creative
  - Radiant Global Logistics
  - Zonar Systems
  - Cerevast Medical, Inc.



Vikram Bajaj
- Kepro
- Acelity L.P., Inc.
- J.P.Morgan
- Arthur Anderson



Gordana Vunjak-Novakovic
- Columbia University
- epiBone, Inc.
- Tara Biosystems, Inc.
- Xylyx Bio, Inc.
- MatriTek, Inc.
- Immplacate, Inc.



Howard Louie
- Nauticus Partners, Inc.
- Nautilus Digital Corp.
- Kona Bay Technologies
- Convergence Concepts



Patrick Sun
- Denali Capital Acquisition Corp.
- Lake Crystal Energy LLC
- Seaport Global Group LLC
- The Pacific Securities Co., Ltd

(1) Reflects post-combination Board of Directors.

LONGEVITY BIOMEDICAL

39

Jennifer Elisseef , Ph.D. Morton Goldberg Professor and Director of the Translational Tissue Engineering Center Johns Hopkins University Andrei Alexandrov , MD Semmes - Murphy Professor and Chairman, UTHSC Patrick J Byrne, MD , MBA Professor of Otolaryngology, Head and Neck Surgery Cleveland Clinic Scientific Advisory Board Oliver Schein, MD, Ph.D. Professor of Ophthalmology Johns Hopkins University Mark Humayun, MD, Ph.D. Cornelius J. Pings Chair in Biomedical Sciences, USC Chairperson and Chief Scientific Advisor Scientific Advisory Board Members 40

Longevity Biomedical Summary 41 • Advancing solutions across well - defined areas of chronic age - related conditions associated with degeneration of tissue form and function • Late - stage clinical pipeline of patented treatments • Public listing targeted to occur in 2023 • Targeting a $37.1M PIPE in conjunction with de - SPAC transition • Future growth opportunity to acquire/partner with high quality companies that support the company’s business model and establish consumer - directed digital health platform Attainable business model to become a leading developer and acquirer of medical products to help people live longer, healthier lives.

References 42 1. Department of Economic and Social Affairs Population Division World Population Prospects The 2015 Revision, https://population.un.org/wpp/publications/files/key_findings_wpp_2015.pdf 2. Allied Marker Research Report (2022) Longevity and Anti - senescence Therapy Market by Therapy ( Senolytic Drug Therapy, Gene Therapy, Immunotherapy), by Application (Cancer, Others), by End user (Hospital, Medical Service Institution): Global Opportunity Analysis and Industry Forecast, 2020 - 2030. https://www.alliedmarketresearch.com/longevity - and - anti - senescence - therapy - market - A14010 3. Gain, P., Jullienne , R., He, Z., Aldossary , M., Acquart , S., Cognasse , F., & Thuret , G. (2016). Global survey of corneal transplantation and eye banking. JAMA Ophthalmology , 134 (2), 167 – 173. 4. Armitage, W. J., Goodchild, C., Griffin, M. D., Gunn, D. J., Hjortdal , J., Lohan, P., Murphy, C. C., Pleyer , U., Ritter, T., Tole, D. M., & Vabres , B. (2019). High - risk Corneal Transplantation: Recent Developments and Future Possibilities. Transplantation, 103(12) 5. Zhou Y, Wang T, Tuli SS, Steigleman WA, Shah AA. Overview of Corneal Transplantation for the Nonophthalmologist . Transplant Direct. 2023 Jan 12;9(2):e1434. . 6. Eye Bank Association of America. (2019). 2019 EYE BANKING STATISTICAL REPORT 2019 Analysis of Surgical Use and Indications for Corneal Transplant . 202 , 775 – 4999. www.restoresight.org 7. ECCTR. (2019). Summary Final Report of the ECCTR Project. www.ecctr.org 8. Gao H, Huang T, Pan Z, Wu J, Xu J, Hong J, et al. (2020) Survey report on keratoplasty in China: A 5 - year review from 2014 to 20 18. PLoS ONE 15(10): e0239939 9. Longevity Biomedical Inc. Internal Financial Model (available upon request) 10. Ip, M., & Hendrick, A. (2019). Retinal Vein Occlusion Review. Asia - Pacific Journal of Ophthalmology , 7 (1), 40 – 45. https:// doi.org /10.22608/APO.2017442 11. Ho, M., Liu, D. T. L., Lam, D. S. C., & Jonas, J. B. (2016). Retinal Vein Occlusions, from Basics to the Latest Treatment. Retina , 36 (3), 432 – 448. https://doi.org/10.1097/IAE.0000000000000843 . 12. Song P, Xu Y, Zha M, Zhang Y, Rudan I. Global epidemiology of retinal vein occlusion: a systematic review and meta - analysis of prevalence, incidence, and risk fact ors. J Glob Health. 2019 Jun;9(1):010427. doi : 10.7189/jogh.09.010427. PMID: 31131101; PMCID: PMC6513508. 13. American Academy of Ophthalmology, Retinal vein Occlusions: https://www.aaojournal.org/article/S0161 - 6420(15)01267 - 1/pdf 14. Li JQ, Terheyden JH, Welchowski T, et al. Prevalence of retinal vein occlusion in Europe: a systematic review and meta analysis. Opthalmologica . 2018 Dec;5:1 - 7. PMID: 30517942. 15. Polaris market Research (2022). Retinal Vein Occlusion (RVO) Market Share, Size, Trends, Industry Analysis Report, By Disease Ty pe (Central Retinal Vein Occlusion (CRVO), Branch Retinal Vein Occlusion (BRVO)); By Treatment; By Region; Segment Forecast, 2022 – 2030, https://www.polarismarketresearch.com/industry - analysis/retinal - vein - occlusion - market 16. https://ameriburn.org/who - we - are/media/burn - incidence - fact - sheet/ 17. Databank, N. (2022). Aesthetic Plastic Surgery National Databank Statistics 2020 - 2021. Aesthetic Surgery Journal , 42 (1), 1 – 18. https://doi.org/10.1093/asj/sjac116 18. Fortune Business Insights, Medical Device/Breast Implants Market. Report ID: FBI101404, https://www.fortunebusinessinsights.com/industry - reports/breast - implants - market - 101404 19. Fortune Business Insights, Medical Device/Dermal Fillers Market. Report ID: FBI100939, https://www.fortunebusinessinsights.com/industry - reports/dermal - fillers - market - 100939 20. Saver, J. L. (2006). Time is brain - Quantified. Stroke , 37 (1), 263 – 266 21. Johnson, C. O., Nguyen, M., Roth, G. A., et al.. (2019). Global, regional, and national burden of stroke, 1990 – 2016: a systemati c analysis for the Global Burden of Disease Study 2016. The Lancet Neurology , 18 (5), 439 – 458 22. AHA (2022). Heart Disease and Stroke Statistics — 2022 Update: A Report From the American Heart Association. Circulation 145:e153 – e639. DOI: 10.1161/CIR.0000000000001052 23. Feigin VL, Brainin M, Norrving B (2022). World Stroke Organization (WSO) Global Stroke Fact Sheet. Int J Stroke. Jan; 17(1): 18 - 29. 24. Barlinn , K., Barreto, A. D., Sisson, A., Liebeskind , D. S., Schafer, M. E., Alleman, J., Zhao, L., Shen, L., Cava, L. F., Rahbar, M. H., Grotta , J. C., & Alexandrov, A. V. (2013). CLOTBUST - Hands Free. Stroke, 44(6), 1641 – 1646 25. Barreto, A. D., Alexandrov, A. V., Shen, L., Sisson, A., Bursaw , A. W., Sahota, P., Peng, H., Ardjomand - Hessabi , M., Pandurengan , R., Rahbar, M. H., Barlinn , K., Indupuru , H., Gonzales, N. R., Savitz , S. I., & Grotta , J. C. (2013). Clotbust - hands free: Pilot safety study of a novel operator - independent ultrasound device in patients with acute ischemic stroke. Stroke , 44(12), 3376 – 3381 26. Alexandrov, A. V., Köhrmann , M., Soinne , L., Tsivgoulis , G., Barreto, A. D., Demchuk , A. M., Sharma, V. K., Mikulik , R., Muir, K. W., Brandt, G., Alleman, J., Grotta , J. C., Levi, C. R., Molina, C. A., Saqqur , M., Mavridis , D., Psaltopoulou , T., Vosko , M., Fiebach , J. B., … Schellinger , P. D. (2019). Safety and efficacy of sonothrombolysis for acute ischaemic stroke: a multicentre , double - blind, phase 3, randomised controlled trial. The Lancet Neurology, 18(4), 338 – 347 27. Tsivgoulis , G., Katsanos, A. H., Eggers, J., Larrue , V., Thomassen , L., Grotta , J. C., Seitidis , G., Schellinger , P. D., Mavridis , D., Demchuk , A., Novotny, V., Molina, C. A., Veroniki , A. A., Köhrmann , M., Soinne , L., Khanevski , A. N., Barreto, A. D., Saqqur , M., Psaltopoulou , T., … Alexandrov, A. V. (2021). Sonothrombolysis in patients with acute ischemic stroke with large vessel occlusion: An individual patient data meta - analysis. Stroke, 52(12), 3 786 – 3795

Appendix

Summary of Risk Factors

All references to the "Company," "we," "us" or "our" refer to Longevity Biomedical, Inc., prior to the Business Combination and the Combined Company following the Business Combination. The risks presented below are certain of the general risks related to the business of the Company, the SPAC and the Business Combination between the Company and the SPAC, and such list is not exhaustive. The list below has been prepared solely for purposes of inclusion in this Presentation and not for any other purpose. Investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of the Company and our business, prospects, financial condition and operating results following the completion of the Business Combination.

The occurrence of one or more of the events or circumstances identified in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flow, financial condition and results of operations of the Company following the Business Combination. The Company may face additional risks and uncertainties that are not currently known, or that are currently deemed immaterial, which may also impair the Company's business, prospects, financial condition or operating results.

Risks relating to the business of the Company, the Business Combination and the business of the SPAC will be disclosed in future documents filed or furnished by the Company and/or the SPAC with the SEC, including the documents filed or furnished in connection with the Business Combination between the Company and SPAC. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company and the SPAC and the Business Combination between the Company and the SPAC, and may differ significantly from, and be more extensive than, those presented below.

Risks Related to Our Business and Industry

- We have a history of net losses, and we expect to continue to incur losses for the foreseeable future. If we ever achieve profitability, we may not be able to sustain it.
- We currently have no operating history and are acquiring certain technologies and businesses in connection with the Business Combination, and therefore we currently have no sources of revenue. We may never become profitable.
- If we do not achieve our projected development and commercialization goals for the technologies we intend to acquire, our business may be harmed.
- The clinical study process required to obtain regulatory approvals or certifications carries substantial risks and is lengthy and expensive with uncertain outcomes. If our clinical studies are unsuccessful or significantly delayed, or if we do not complete our clinical studies, our business may be harmed.
- Failures or perceived failures in our clinical studies will delay and may prevent our product candidate development and regulatory approval or certification process of our product candidates, damage our business prospects and negatively affect our reputation and competitive position.
- Even if we obtain all necessary FDA approvals, our product candidates may not achieve or maintain market acceptance.
- We may be unable to compete successfully with larger companies in our highly competitive industry.
- Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.
- The sizes of the markets for our product candidates have not been established with precision, and may be smaller than we estimate.
- Interim, "top-line" and preliminary data from our clinical studies that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.
- Our product candidates may in the future be associated with serious adverse events, undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval or certification, limit their commercial potential or result in significant negative consequences.
- We will be dependent on attracting, retaining and developing key management, clinical, scientific, regulatory, quality, marketing and other expert personnel, and losing these personnel could impair the development and sales of our products or product candidates.
- If we make acquisitions, we could incur significant costs and encounter difficulties that harm our business.
- If we do not manage our growth or control costs related to growth, our results of operations will suffer and could make it difficult to execute our business strategy.
- Litigation and other legal proceedings may adversely affect our business.
- Product liability and other claims against us may reduce demand for our products or result in substantial damages, and litigation and other legal proceedings may adversely affect our business.
- The misuse or off-label use of our products may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

43

Appendix (contd.)

- Economic conditions may adversely affect our business, financial condition and share price.
- Business disruptions could seriously harm our future revenue and financial condition and increase our costs and expenses.
- We may in the future bring certain cGMP product release testing, stability testing and cGMP pharmaceutical manufacturing capabilities in-house, and we may not be able to do so successfully or in compliance with FDA regulations.
- We may expend our limited resources to pursue a particular product or indication and fail to capitalize on products or indications that may be more profitable or for which there is a greater likelihood of success.
- Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.
- The financial statement footnotes of the Company and each of Aegeria Soft Tissue LLC, Cerevast Medical, Inc. and Novokera LLC (collectively, the "Targets") include disclosure regarding the substantial doubt about the ability of the respective companies to continue as a going concern.
- We and each of the Targets identified material weaknesses in its internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations.
- We may need to raise additional capital to fund our currently planned operations and achieve our goals. If we are unable to raise additional capital when needed on acceptable terms or generate cash flows necessary to maintain or expand our operations, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition.
- If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
- We are dependent on third party manufacturers, as well as third parties, for our supply chain, which could expose us to a number of risks that may delay development, regulatory approval and commercialization or result in higher product costs.
- Negative public opinion and increased regulatory scrutiny of our operations may adversely impact the development or commercial success of our current and future product candidates.
- If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.
- Our product candidates may be studied in clinical trials sponsored by organizations other than us, or in investigator initiated clinical trials, which means we will have minimal or no control over the conduct of such trials.
- We rely on third parties to manufacture our product candidates, and we expect to continue to rely on third parties for the clinical as well as any future commercial supply of our product candidates and other future product candidates. The development of our current and future product candidates, and the commercialization of any approved products, could be stopped, delayed or made less profitable if any such third party fails to provide us with sufficient clinical or commercial quantities of such product candidates or products, fails to do so at acceptable quality levels or prices or fails to achieve or maintain satisfactory regulatory compliance.
- Our information technology systems, or those of any of our CROs, manufacturers, other contractors, consultants, vendors, collaborators or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.
- We must successfully maintain and upgrade our information technology systems, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Legal and Regulatory Matters

- Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved, certified or commercialized in a timely manner or at all, or otherwise prevent those agencies and bodies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
- Changes in tax laws could adversely affect the taxes we pay and, as a result, adversely affect our financial condition and results of operations.
- Healthcare reform initiatives and other administrative and legislative proposals may adversely affect our business.
- We may not comply with all of the material terms of the licenses under which our technology has been acquired or supply agreements pursuant to which components of our products are supplied, which may require us to expend resources to regain compliance and which may adversely impact our results of operations.
- Regulatory compliance is expensive, complex and uncertain, and approvals or certifications can often be denied or significantly delayed. We may not obtain the necessary approvals or certifications and failure to obtain timely regulatory approval or certification, if at all, would adversely affect our business.
- Our current and/or future products may be viewed by the FDA as combination products and the review of combination products is often more complex and more time consuming than the review of other types of products.

44

Appendix (contd.)

- Healthcare cost-containment pressures and legislative or administrative reforms resulting in restrictive coverage and reimbursement practices of third-party payors could decrease the demand for our products, the prices that customers are willing to pay for those products and the number of procedures performed using our devices, which could have an adverse effect on our business.
- Even if we obtain regulatory approval or certification for a product candidate, our products will remain subject to regulatory scrutiny and post-marketing requirements. Failure to comply with post-marketing regulatory requirements could subject us to enforcement actions, including substantial penalties, and might require us to recall or withdraw a product from the market.
- Breakthrough device designation by the FDA for any device candidate may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that the product candidate will receive marketing approval.
- We applied for Regenerative Medicine Advanced Therapy (RMAT) designation and did not receive designation for our LBI-101 product. There is no guarantee that we will receive RMAT designation for current or future products.
- Our relationships with customers, third-party payors and others may be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, administrative burdens and diminished profits and future earnings.

Risk Related to Intellectual Property

- We may not effectively be able to protect or enforce our intellectual property, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
- We may be unable to enforce our intellectual property rights throughout the world.
- If we cannot protect and control unpatented trade secrets, know-how and other proprietary technology that is not patent protected, we may suffer competitive harm.
- Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.
- We may be involved in litigation or other proceedings relating to patent, trade secret and other intellectual property rights, which could cause substantial costs and liability.
- Patents covering our technology or products could be found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad.
- Obtaining and maintaining our patent protection, whether owned or licensed patents, depends on compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
- Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.
- We may be subject to claims challenging the ownership or inventorship of our patents and other intellectual property and, if unsuccessful in any of these proceedings, we may be required to obtain licenses from third parties, which may not be available on commercially reasonable terms, or at all, or to cease the development, manufacture and commercialization of one or more of our products.
- Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.
- We may be unable to acquire patent term extension in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation.
- We may need to obtain intellectual property rights from third parties and may not be successful in obtaining necessary rights to develop any future product through acquisitions and in-licenses.
- If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Risks Related to the SPAC and the Business Combination

- Denali Capital Global Investments LLC (the "Sponsor") and certain SPAC stockholders affiliated with the Sponsor have agreed to vote in favor of the Business Combination, regardless of how the SPAC's public stockholders vote.
- Since the Sponsor and the SPAC's directors and executive officers have interests that are different, or in addition to (and which may conflict with), the interests of public shareholders, a conflict of interest may have existed in determining whether the Business Combination is appropriate as initial business combination. Such interests include that Sponsor will lose its entire investment in the SPAC if initial business combination is not completed.
- The Company's and the SPAC's stockholders will experience dilution as a consequence of the Business Combination.
- We cannot assure your that our or the SPAC's stock price will not decline or not be subject to significant volatility.
- The SPAC and the Company will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

45

Appendix (contd.)

- The SPAC may not be able to complete the Business Combination or any other business combination within the prescribed timeframe, in which case the SPAC would cease all operations, except for the purpose of winding up, and the SPAC would redeem the Class A ordinary shares and liquidate.
- The Merger Agreement includes a minimum closing cash condition as a condition to the consummation of the Business Combination, which may make it more difficult for the SPAC to complete the Business Combination as contemplated.
- The exercise price of the the SPAC Warrants is subject to potential adjustment in the event the SPAC issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a business combination at a price of less than $9.20 per share. If shares of Holdco common stock, par value $0.0001 per share ("HoldCo Common Stock"), are sold in the proposed PIPE Investment at a price less than $9.20 per share, the exercise price of the SPAC's ordinary share at a price of $11.50 may be adjusted.
- The SPAC's independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about the SPAC's ability to continue as a "going concern."
- Following the consummation of the Business Combination, Holdco's only significant asset will be its ownership interest in the Company.
- If third parties bring claims against the SPAC, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.
- The SPAC's shareholders may be held liable for claims by third parties against the SPAC to the extent of distributions received by them upon redemption of their shares.
- We may not be able to complete the Business Combination if it becomes subject to review by a U.S. government entity, such as the Committee on Foreign Investment in the United States ("CFIUS"). As a result, the pool of potential targets with which we could complete the Business Combination may be limited. In addition, the time necessary for any governmental or regulatory review or approval could prevent us from completing the Business Combination and require us to liquidate.
- The exercise of the SPAC's directors' and executive officers' discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the SPAC's shareholders' best interest.
- If the SPAC's due diligence investigation of us was inadequate, then the SPAC's shareholders (as stockholders of Holdco following the Business Combination) could lose some or all of their investment.
- Nasdaq may not list Holdco's securities on its exchange, which could limit investors' ability to make transactions in Holdco's securities and subject Holdco to additional trading restrictions.
- If the Business Combination's benefits do not meet the expectations of financial analysts, the market price of Holdco common stock, par value $0.0001 per share ("Holdco Common Stock") may decline.
- The SPAC is an "emerging growth company" and a "smaller reporting company" within the meaning of the Securities Act, and we believe the Company will qualify as an emerging growth company and smaller reporting company following the Business Combination. The SPAC and the Company intend to take advantage of certain exemptions from disclosure requirements available to emerging growth companies and/or smaller reporting companies, which could make their securities less attractive to investors and may make it more difficult to compare performance with other public companies.
- Each of the SPAC and the Company will incur significant transaction costs and transition costs in connection with the Business Combination.

In addition to this summary discussion, you should carefully consider the risks and uncertainties described in the SPAC's filings with the SEC, including in the "Risk Factors" section Holdco's Registration Statement, filed with the SEC on July 13, 2023 (Registration No. 333-270917).

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